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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form F-1 of our reports dated October 8, 2003 relating to the financial statements and financial statement schedules of China Life Insurance Company Limited, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers, Hong Kong
December 5, 2003